UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 14, 2015

BOULDER BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33595	20-2949397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Pearl Street – Suite 300 Boulder, Colorado	80302
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (303) 652-0521

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

On July 14, 2015, the Company entered into a Separation and Release Agreement with Stephen Hughes, the Company’s former Chief Executive Officer, whose service with the Company ended on June 9, 2015. The terms of the Separation and Release Agreement provide for a lump sum cash severance amount, the payment of accrued but unused vacation and the payment of COBRA continuation coverage premiums, all substantially in accordance with the terms of the Severance Agreement between the Company and Mr. Hughes, dated as of January 1, 2012, which have been previously disclosed. In addition, under the Separation and Release Agreement, in respect of the stock option granted to Mr. Hughes in May 2007, 100% of the portion of that option that was vested as of June 9, 2015 will remain exercisable until December 31, 2015, at which time, unless previously exercised, one-half of the number of shares that constitute the vested portion of the option will expire. Any remaining vested portion of the option, after taking into account prior exercises and the forfeiture on December 31, 2015 will remain exercisable until June 30, 2016. The stock option granted to Mr. Hughes in January 2012 will remain exercisable until June 8, 2017 in accordance with the award’s terms. Any options that were unvested as of June 9, 2015 have been terminated and Mr. Hughes will not be eligible to receive any bonus under the Company’s annual bonus program, supplemental bonus program or the long-term bonus program in which he was a participant. In the event of a change of control of the Company, the Company will take commercially reasonable efforts to have any outstanding stock options remaining at that time be treated in the transaction in a manner similar to the outstanding vested options held by other executives, which treatment may include the substitution, assumption or cancellation of such options. The payment of the severance and benefits described above is conditioned on Mr. Hughes’ execution and delivery of an irrevocable general release of claims and his compliance with non-competition obligations for one year and non-solicitation and non-disparagement obligations for two years. In addition, Mr. Hughes agrees to reasonably cooperate and assist the Company, at its request, with any legal proceedings and he will be compensated for the time spent doing so.

The foregoing summary of the Separation and Release Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit.

The following exhibit is being “furnished” as part of this Current Report on Form 8-K

10.1	Separation Agreement by and between Stephen B. Hughes and Boulder Brands, Inc., dated July 14, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 17 , 2015	BOULDER BRANDS, INC. (registrant)

	By:	/s/ Timothy Kraft Timothy Kraft Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement by and between Stephen B. Hughes and Boulder Brands, Inc., dated July 14, 2015.